UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                       ----------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): February 26, 2005

                          MEDISCIENCE TECHNOLOGY CORP.
             (Exact name of registrant as specified in its charter)

        NEW JERSEY                     0-7405                    22-1937826
(State of Incorporation)       (Commission File Number)        (IRS Employer
                                                             Identification No.)



1235 Folkestone Way, P.O. Box 598, Cherry Hill, New Jersey             08003
          (Address of principal executive offices)                   (Zip Code)

(Registrant's telephone number, including area code): (856) 428-7952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

     On February 26, 2005 our chief executive officer, Peter Katevatis, received notice from Parente Randolph LLC ("Our Former Independent Registered Public Accounting Firm ") that Our Former Independent Registered Public Accounting Firm was resigning effective on February 28, 2005 because of their decision to cease representing companies without revenues.

     On February 27, 2005, Mr. Katevatis advised the Audit Committee of our Board of Directors of Our Former Independent Registered Public Accounting Firm's decision. On that day, the Audit Committee conducted a telephonic meeting and authorized Mr. Katevatis to interview and propose one or more possible replacements for Our Former Independent Registered Public Accounting Firm to the Audit Committee.

     Our Former Independent Registered Public Accounting Firm's reports on our consolidated financial statements for the fiscal years ended February 28, 2003 and February 29, 2004 (collectively, the "Prior Fiscal Periods") did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that both audit report opinion letters stated:

     "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 1 to the financial statements, the Company has no revenues, incurred significant losses from operations, has negative working capital and an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern."

During the Company's fiscal years ended February 28, 2003 and February 29, 2004 and the subsequent interim period preceding Parente Randolph's resignation, the Company had no disagreements with Parente Randolph on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Parente Randolph, would have caused it to make a reference to the subject matter of the disagreement in connection with its report on the financial statements for such years or subsequent interim periods.

During the Company's fiscal years ended February 28, 2003 and February 29, 2004 and the subsequent interim period preceding Parente Randolph's resignation, there were no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

     As indicated in Item 3 of our most recent Form 10-QSB for the quarter ended November 30, 2004, which is reproduced and filed herewith as Exhibit 99 and incorporated herein by reference, Our Former Independent Registered Public Accounting Firm identified certain material weaknesses and other deficiencies in our internal controls and we identified the steps we intended to take to correct such material weaknesses and deficiencies, some of which were dependent on our obtaining adequate funding.

     We have provided Our Former Independent Registered Public Accounting Firm with a copy of this Item 4.01 and requested that Our Former Independent Registered Public Accounting Firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether Our Former Independent Registered Public Accounting Firm agree with the statements made by us in this
Item 4.01 and, if not, stating the respects in which it does not agree. We have annexed such letter from Our Former Independent Registered Public Accounting Firm hereto as Exhibit 16, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit 16. Letter from Parente Randolph, LLC to the Securities and Exchange Commission dated February 28, 2005

Exhibit 99.  Item 3 of our Form 10-QSB for the quarter ended November 30, 2004


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 1, 2005              MEDISCIENCE TECHNOLOGY CORP.
                                        (Registrant)

                                   By:  /s/ Peter Katevatis
                                        -------------------
                                            Peter Katevatis
                                            Chairman and Chief Executive Officer